UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023 (July 27, 2023)

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2023, Howmet Aerospace Inc. (“Howmet Aerospace” or the “Company”) entered into the Second Amended and Restated Five-Year Revolving Credit Agreement (the “Credit Agreement”) by and among the Company, a syndicate of lenders and issuers named therein, Citibank, N.A., as administrative agent for the lenders and issuers, and JPMorgan Chase Bank, N.A., as syndication agent. The Credit Agreement amended and restated the Company’s Amended and Restated Five-Year Revolving Credit Agreement, dated as of September 28, 2021, as amended by Amendment No. 1 to Credit Agreement, dated as of February 13, 2023.

The Credit Agreement provides a $1 billion senior unsecured revolving credit facility (the “Credit Facility”) that matures on July 27, 2028, unless extended or earlier terminated in accordance with the provisions of the Credit Agreement. The Company may make two one-year extension requests during the term of the Credit Facility, with any extension being subject to the lender consent requirements set forth in the Credit Agreement. Subject to the terms and conditions of the Credit Agreement, the Company may from time to time request increases in commitments under the Credit Facility, not to exceed $500 million in aggregate principal amount, and may also request the issuance of letters of credit, subject to a letter of credit sublimit of $500 million of the Credit Facility. Under the provisions of the Credit Agreement, based on the Company’s current long-term debt ratings, the Company pays an annual fee of 0.175% of the total commitment to maintain the Credit Facility.

The Credit Facility is unsecured and amounts payable under it will rank pari passu with all other unsecured, unsubordinated indebtedness of the Company. Borrowings under the Credit Facility may be denominated in U.S. dollars or Euros. Loans will bear interest at a base rate or, in the case of U.S. dollar-denominated loans, a rate equal to Term SOFR plus adjustment or, in the case of euro-denominated loans, the Euro inter-bank offered rate (“EURIBOR”), plus, in each case, an applicable margin based on the credit ratings of the Company’s outstanding senior unsecured long-term debt. Based on the Company’s current long-term debt ratings, the applicable margin on base rate loans would be 0.325% per annum and the applicable margin on Term SOFR loans and EURIBOR loans would be 1.325% per annum. The applicable margin is subject to change based on the Company’s long-term debt ratings. Loans may be prepaid without premium or penalty, subject to customary breakage costs.

The obligation of the Company to pay amounts outstanding under the Credit Facility may be accelerated upon the occurrence of an “Event of Default” as defined in the Credit Agreement. Such Events of Default include, among others, (a) non-payment of obligations; (b) breach of any representation or warranty in any material respect; (c) non-performance of covenants and obligations; (d) with respect to other indebtedness in a principal amount in excess of $100 million, a default thereunder that causes such indebtedness to become due prior to its stated maturity or a default in the payment at maturity of any principal of such indebtedness; (e) the bankruptcy or insolvency of the Company; and (f) a change in control of the Company.

The Credit Agreement contains covenants, including, among others, (a) limitations on the Company’s ability to incur liens securing indebtedness for borrowed money; (b) limitations on the Company’s ability to consummate a consolidation, merger, or sale of all or substantially all of its assets; (c) limitations on the Company’s ability to change the nature of its business; and (d) a limitation requiring the ratio of Consolidated Net Debt to Consolidated EBITDA (each as defined in the Credit Agreement) as of the end of each fiscal quarter for the period of the four fiscal quarters most recently ended, to be less than or equal to 3.75 to 1.00.

Capitalized terms used in this Item 1.01 and not otherwise defined herein shall have the same meaning as given in the Credit Agreement. The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 8.01.	Other Events

On July 31, 2023, Howmet Aerospace issued a notice of partial redemption to redeem on September 28, 2023 (the “Redemption Date”) $200,000,000 aggregate principal amount of its outstanding 5.125% Notes due 2024 (CUSIP No. 013817AW1) (the “2024 Notes”) in accordance with the terms of the 2024 Notes and the Indenture dated as of September 30, 1993, as supplemented, between Howmet Aerospace and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). As of July 31, 2023, the aggregate outstanding principal amount of the 2024 Notes is approximately $905,273,000.

The redemption price (the “Redemption Price”) for the 2024 Notes to be redeemed shall be equal to the greater of (i) 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued interest, if any, to the Redemption Date or (ii) the sum of the present values of the Remaining Scheduled Payments, discounted on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 40 basis points, plus accrued interest to the Redemption Date that has not been paid. The Company expects the aggregate Redemption Price for the 2024 Notes to be redeemed to be approximately $205 million, which the Company intends to pay with cash on hand.

Capitalized terms used in this Item 8.01 and not otherwise defined herein shall have the same meaning as given in the Indenture or the 2024 Notes, as the case may be.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, expectations relating to the planned redemption of the 2024 Notes. These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Howmet Aerospace; (c) the impact of potential cyber attacks and information technology or data security breaches; (d) the loss of significant customers or adverse changes in customers’ business or financial conditions; (e) manufacturing difficulties or other issues that impact product performance, quality or safety; (f) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (g) failure to attract and retain a qualified workforce and key personnel; (h) uncertainty of the residual impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (i) the inability to achieve revenue growth, cash generation, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (j) inability to meet increased demand, production targets or commitments; (k) competition from new product offerings, disruptive technologies or other developments; (l) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities and conflicts, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (m) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (n) failure to comply with government contracting regulations; (o) adverse changes in discount rates or investment returns on pension assets; and (p) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

The following are filed as an exhibit to this report:

Exhibit No.	Description

10.1*	Second Amended and Restated Five-Year Revolving Credit Agreement, dated as of July 27, 2023, among Howmet Aerospace Inc., the lenders and issuers named therein, Citibank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

 *       Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: July 31, 2023	By:	/s/ Paul Myron
	Name:	Paul Myron
	Title:	Vice President and Treasurer